UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2012

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On February 16, 2012, the Board of Directors (the "Board") of Nutrisystem, Inc. (the "Company") elected Michael J. Hagan as a director of the Company, effective immediately. Mr. Hagan has been elected to serve a term expiring at the Company's 2012 annual meeting of stockholders. Mr. Hagan will serve as the lead independent director of the Board, and he will serve on the Board's Nominating and Corporate Governance Committee.

Mr. Hagan, 49, previously served as Chairman and Chief Executive Officer of the Company from December 2002 to May 2008 and served as non-executive Chairman of the Company from May 2008 to November 2008. Since December 2009, Mr. Hagan has been the Chief Executive Officer, President and Chairman of LifeShield, Inc., a national, wireless home security system provider. Mr. Hagan also currently serves as a board member for Internet Capital Group, Inc., Franklin Square Investment Corp., and the Greater Philadelphia YMCA.

On February 16, 2012, the Company issued a press release announcing the election of Mr. Hagan to the Board, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

99.1                Press Release, dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: February 22, 2012	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated February 16, 2012